SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2003

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225

(State or Other Jurisdiction of Incorporation)	(Commission File) Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA	30092

(Address of Principal Executive Offices)	(Zip Code)

(678) 728-2000

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

Effective April 1, 2003, Serologicals Corporation (the “Company”) completed the acquisition of Chemicon International, Inc. and Chemicon Europe Ltd., collectively referred to as “Chemicon”, pursuant to the Amended and Restated Securities Purchase Agreement, dated as of February 11, 2003, and the European Purchase Agreement, dated as of February 11, 2003, as amended on April 4, 2003, between Serologicals Research Products, Inc., a wholly owned subsidiary of the Company, and Falcon International Investment Holdings LLC (FIIH). The Amended and Restated Securities Purchase Agreement and the April 4, 2003 amendment to the European Purchase Agreement are attached to this Form 8-K as Exhibits 2.1 and 2.2. Prior to the acquisition, Chemicon was owned by FIIH, a privately-owned company based in Chicago, Illinois. Under the terms of the agreement, Serologicals acquired Chemicon for $95 million in cash, less Chemicon’s outstanding debt as of closing date. The acquisition, plus $5 million of acquisition and financing related fees, was financed with the proceeds from a new credit facility, consisting of an $82.5 million, five year term loan and a $35 million, four-year revolving credit facility.

Chemicon provides a broad range of specialty reagents, kits, antibodies and molecular biology tools to biotech, pharma and academic research customers working in the areas of neuroscience, infectious disease, drug discovery, cancer research, stem cell research and proteomics. Chemicon is also a leading supplier of monoclonal antibodies, conjugates, antibody blends and kits for use in the diagnostic laboratory. Chemicon, headquartered in Temecula, California, has manufacturing and distribution operations in Temecula, California, Australia and the United Kingdom. The Company plans to continue to operate the existing businesses of Chemicon, including each of its facilities as a stand alone division of the Company.

The new credit facility replaces the Company’s existing $65 million facility. The credit facility bears interest at a floating rate of interest determined by reference to a base rate or to Eurodollar interest rates, plus a margin. The margin on base rate loans is 3.25% and 2.75% for the term loan and revolving credit facility, respectively. The margin on Eurodollar loans is 4.25% and 3.75% for the term loan and revolving credit facility, respectively. The Company is required to pay a fee ranging from .5% to .75%, depending the Company’s leverage and amounts borrowed under the revolving credit facility. The applicable margins for the revolving credit facility and commitment fees on the unused portion of the revolving credit facility are subject to adjustment on future adjustment dates based on the consolidated leverage ratio of the Company on the adjustment dates. The term loan and revolving credit facility are secured by substantially all of the assets of the Company. The term loan and revolving credit facility contain certain financial covenants that require the maintenance of a minimum interest coverage ratio, a fixed charge coverage ratio and earnings before interest, taxes, depreciation and amortization and that also provide for maximum leverage ratio and capital expenditures limitations. Furthermore, under the terms of the term loan and revolving credit facility, there are covenants dealing with acquisitions, repurchasing common stock and on the Company’s ability to pay dividends.

A copy of the press release issued on April 7, 2003 with respect to the consummation of the acquisition is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

Audited combined balance sheets of Chemicon International, Inc. and Affiliates for the years ended December 31, 2002 and 2001 and the related combined statements of income, comprehensive income and retained earnings, and cash flows for each of the three years in the period ended December 31, 2002.

(b)	Proforma Financial Information

The pro forma financial statements will be filed no later than 60 days after the date on which this Report on Form 8-K must be filed.

(c)	Exhibits.

The following Exhibits are filed or furnished as part of this Report to the extent described in Items 2.

Exhibit No.	Description of Exhibits

2.1	Amended and Restated Securities Purchase Agreement, dated as of February 11, 2003, between Serologicals Research Products, Inc. and Falcon International Investment Holdings LLC
2.2	Deed of Variation, dated April 4, 2003, between Serologicals Research Products, Inc. and Falcon International Investment Holdings LLC
2.3	European Purchase Agreement dated February 11, 2003 between Serologicals Research Products, Inc. and Falcon International Investment Holdings LLC (Exhibit 2.6 to the Company’s Annual Report on Form 10-K for the year ended December 29, 2002 is hereby incorporated by reference).
10.1	$117,500,000 Credit Agreement, dated as of April 7, 2002, among Serologicals Corporation, as Borrower, the several lenders from time to time parties thereto, UBS Warburg LLC, as Arranger, and UBS AG, Stamford Branch, as Administrative Agent.
23.1	Consent of Swenson Corporation
99.1	Press Release dated April 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation

(Registrant)

Date: April 11, 2003	By:	/s/ Harold W. Ingalls

Harold W. Ingalls Vice President/Chief Financial Officer

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

December 31, 2002

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Chemicon International, Inc. and Affiliates

We have audited the accompanying combined balance sheets of Chemicon International, Inc. (a California Corporation) and affiliates as of December 31, 2002 and 2001 and the related combined statements of income, comprehensive income and retained earnings, and cash flows for each of the three years in the period ended December 31, 2002. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Chemicon International, Inc. and affiliates at December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ SWENSON CORPORATION

Rancho Cucamonga, California
March 27, 2003

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Combined Balance Sheets

December 31, 2002 and 2001

	2002	2001

ASSETS
Current assets:
Cash	$361,718	$644,570
Trade accounts receivable	4,670,640	4,347,143
Inventories	6,739,738	5,310,343
Prepaid expenses	348,258	458,852
Other current assets	584,019	614,341

Total current assets	12,704,373	11,375,249
Equipment and leasehold improvements, net	3,806,117	3,766,408
Intangible assets	5,604,008	6,667,793
Other assets	90,290	67,757

Total assets	$22,204,788	$21,877,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,049,865	$3,005,225
Accrued expenses	3,861,480	1,924,139
Accrued dividends and advances payable to stockholder	8,077,000	895,120
Current maturities of long-term debt	2,149,311	2,086,912

Total current liabilities	18,137,656	7,911,396
Other liabilities	191,898	880,878
Long-term debt, less current maturities	3,689,742	5,607,459
Commitments	—	—
Stockholders’ equity:
Common stock, no par value, 10,000 shares authorized, 1,960 shares issued and outstanding	1,963	1,963
Retained (deficit) earnings	(127,389)	7,115,580
Contributed capital	307,771	278,433
Accumulated other comprehensive income	3,147	81,498

Total stockholders’ equity	185,492	7,477,474

Total liabilities and stockholders’ equity	$22,204,788	$21,877,207

The accompanying notes are an integral part of these combined financial statements.

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Combined Statements of Income, Comprehensive Income and Retained Earnings

For the Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000

Statements of Income:
Net sales	$40,304,898	$35,067,887	$27,512,665
Cost of sales	14,554,993	12,939,534	10,899,934

Gross profit	25,749,905	22,128,353	16,612,731
General, administrative and selling expenses	19,384,548	16,324,346	11,556,907
Employment agreement settlement	650,000	—	—
Impairment of intangible assets	646,810	—	—

Operating profit	5,068,547	5,804,007	5,055,824
Non-operating income (expense):
Interest expense, net	(370,299)	(563,045)	(719,021)
Gain (loss) on disposal of asset	(2,617)	626	(22,512)
Other income	8,240	233,696	—
Other expense	(267,165)	(112,231)	(74,705)

	(631,840)	(440,954)	(816,238)

Income before income taxes	4,436,707	5,363,053	4,239,586
Income taxes	76,649	85,965	109,490

Net income	$4,360,058	$5,277,088	$4,130,096

Statements of Comprehensive Income:
Net income	$4,360,058	$5,277,088	$4,130,096
Other comprehensive income:
Foreign currency translation adjustments	3,147	81,498	(126,736)

Other comprehensive income	3,147	81,498	(126,736)

Comprehensive income	$4,363,205	$5,358,586	$4,003,360

Statements of Retained Earnings:
Balance, beginning of year	$7,115,580	$5,822,454	$3,316,358
Net income	4,360,058	5,277,088	4,130,096
Cash dividends paid/accrued	(11,603,027)	(3,983,962)	(1,624,000)

Balance, end of year	$(127,389)	$7,115,580	$5,822,454

The accompanying notes are an integral part of these combined financial statements.

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Combined Statements of Cash Flows

For the Years Ended December 31, 2002, 2001, and 2000

	2002	2001	2000

Cash flows from operating activities:
Net income	$4,360,058	$5,277,088	$4,130,096
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,211,409	1,184,066	924,101
(Gain) loss on sale of assets	—	(626)	22,512
Impairment of intangible assets	646,810	—	—
Provision for doubtful accounts	158,196	52,138	19,973
(Increase) decrease, net of effect of acquisition, in:
Trade accounts receivable	(481,693)	(595,722)	(291,957)
Inventories	(1,429,395)	(1,351,191)	(270,634)
Prepaid expenses	110,594	(376,536)	1,017
Other assets	7,789	(266,973)	(298,231)
Increase (decrease), net of effect of acquisition, in:
Accounts payable	1,044,640	1,436,387	(276,071)
Other liabilities	130,975	38,177	2,309
Accrued expenses	1,117,386	76,375	591,863

Net cash provided by operating activities	6,876,769	5,473,183	4,554,978
Cash flows from investing activities:
Acquisition of equipment and leasehold improvements	(529,000)	(506,067)	(2,731,599)
Proceeds from sale of assets	—	5,058	—
Assets net of cash of business acquired	—	—	(1,078,271)
Acquisition of intangibles and intellectual properties	—	—	(79,203)
Payments received from notes receivable	—	—	68,500

Net cash used in investing activities	(529,000)	(501,009)	(3,820,573)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	4,878,271
Principal payments on long-term debt	(2,131,144)	(2,441,616)	(3,859,450)
Cash dividends paid	(4,421,147)	(3,052,114)	(1,624,000)

Net cash used in financing activities	(6,552,291)	(5,493,730)	(605,179)

Effect of exchange rate changes on cash	(78,330)	(3,967)	182,360

Net (decrease) increase in cash	(282,852)	(525,523)	311,586
Cash at beginning of the year	644,570	1,170,093	858,507

Cash at end of the year	$361,718	$644,570	$1,170,093

Supplemental disclosures:
Cash paid during the year for interest	$369,967	$621,120	$721,934

Cash paid during the year for income taxes	$83,250	$132,055	$66,920

Supplemental schedule of noncash investing and financing activities:
Equipment and leasehold improvement additions	$275,826	$185,952	$58,500

Distributions to stockholders in exchange for increase of indebtedness	$7,181,880	$895,120	$—

The accompanying notes are an integral part of these combined financial statements.

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2002, 2001 and 2000

1. Summary of significant accounting policies

       Nature of business

The Chemicon International, Inc. and affiliates (the “Group”) consists of two related companies, Chemicon International, Inc. and Chemicon Europe, Ltd., with common ownership. The stock of both entities is 100% owned by David and Keiko Beckman.

Chemicon International, Inc. (the “Company”) was incorporated as a California Corporation in 1981. The Company produces and sells monoclonal antibodies and immunological reagents to customers worldwide. The majority of the Company’s sales are within the United States.

Chemicon Europe, Ltd. (the “UK Company”) was registered as a limited company in England and Wales in July 1990. The UK Company distributes and sells monoclonal antibodies and immunological reagents to customers worldwide. The majority of the Company’s sales are within Europe.

       Consolidation and combination

The Company is the sole stockholder of Chemicon Australia Pty Ltd. (Chemicon Australia) an Australian subsidiary. Silenus produces and sells monoclonal antibodies and immunological reagents to customers in Australia and worldwide.

The UK Company is the sole stockholder of Cymbus Biotechnology Limited (Cymbus) a subsidiary registered as a limited company in England and Wales. Cymbus produces and sells monoclonal antibodies to customers worldwide. On December 30, 2000, the UK Company acquired all outstanding shares of Cymbus. The purchase price of approximately $1,100,000 was in the form of a promissory note which is reflected as other liabilities on the Combined Balance Sheets. This acquisition was recorded under the purchase method of accounting. In accordance with the purchase method, all assets and liabilities were recorded at their respective fair values at the date of acquisition.

The financial statements have therefore been prepared on a combining basis for the years ended December 31, 2002, 2001 and 2000. All significant intercompany accounts and transactions have been eliminated in consolidation.

       Subsequent events

On February 11, 2003 the Boards of Directors signed definitive agreements to be acquired by Serologicals Corporation (“Serologicals”). Under the terms of the agreements, Serologicals will acquire all outstanding shares in Chemicon International, Inc. (including Chemicon Australia Pty Ltd.), Chemicon Europe Ltd. and Cymbus Biotechnology Ltd. as well as certain real property in Ramona, California. It is expected that this transaction will close on or around March 31, 2003.

(Continued)

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2002, 2001 and 2000

1. Summary of significant accounting policies (continued)

       Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Royalties

The Company has royalty agreements which provide for payments at varying rates based on product sales. The majority of these royalty agreements have no substantial minimum requirements and have expiration dates that range from one to ten years. One royalty agreement contains an unconditional commitment due over five years (Note 5).

       Cash

For purposes of reporting cash flows, the Group includes all cash accounts which are not subject to withdrawal restrictions or penalties as cash on the accompanying balance sheet.

       Financial instruments

Financial instruments with concentrations of off-balance-sheet credit and market risk include cash and trade accounts receivable.

The Company maintains its cash accounts in three commercial banks. Deposits at December 31, 2002 exceeded the insurance limits of the Federal Deposit Insurance Corporation. The Company also maintains cash accounts in four foreign banks that may exceed insurable limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

The Company grants unsecured credit to its customers in the form of trade accounts receivable. The Company’s sales are mainly to customers in the biomedical industry. Economic conditions affecting this industry can impact future sales and the collectibility of trade accounts receivable. The Company’s exposure to credit loss in the event of nonperformance by its customers represents the recorded amount of trade accounts receivable at December 31, 2002.

       Inventories

Inventories, which principally consist of various reagents and antibodies used in research and diagnostic testing, are stated at lower of cost (first-in, first-out method) or market.

(Continued)

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2002, 2001 and 2000

1. Summary of significant accounting policies (continued)

       Equipment and leasehold improvements

Equipment and leasehold improvements are carried at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

Years

Office furniture and equipment	4 – 7
Laboratory equipment	5
Computer equipment	3 – 5
Computer software	3 – 7
Leasehold improvements	10

It is the Company’s policy to include depreciation expense on assets acquired under capital leases and on owned assets. Assets under capital leases are depreciated using the straight-line method over the shorter of the life of the lease or the life of the asset.

       Intangible assets

In 2002 the Group adopted the new rules on accounting for goodwill and other intangible assets under SFAS No. 142, “Goodwill and Other Intangible Assets”. Intangible assets consist primarily of intellectual properties acquired as a part of assets purchased from Chemicon Australia and the values of trade names and an employee workforce acquired as a part of the acquisition of Cymbus. During 2002, the Group completed its formal valuation procedures under SFAS No. 142 of the aforementioned intangible assets. As a result of this valuation, the Group recorded a charge in recognition of the full impairment of the value of the intangible assets related to the Cymbus acquisition.

       Income taxes

The Group, with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for the Group’s items of income, deduction, losses and credits. Therefore, these statements do not include any provision for federal income taxes. For state income tax purposes, the Group is taxed at the rate of 1.5%.

       Research and development

Research and development costs are charged to expense as incurred and amounted to approximately $2,694,000, $1,637,000, and $1,294,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

(Continued)

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2002, 2001 and 2000

1. Summary of significant accounting policies (continued)

       Foreign currency translation

The U.S. dollar is the “functional currency” of the Group’s operations. All foreign currency assets and liabilities are remeasured into U.S. dollars at end-of-period exchange rates. All foreign currency income and expenses are measured at average exchange rates in effect during the month incurred.

       Comprehensive income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”. This statement requires that all components of comprehensive income be reported in the financial statements in the period in which they are recognized. The components of comprehensive income for the Group include net income and foreign currency translation adjustments. Since the Group has elected the indefinite reversal criterion, it does not accrue income taxes on foreign currency translation adjustments.

2. Inventories

Inventories consist of the following:

	2002	2001

Raw materials	$3,431,012	$2,737,139
Work in process	138,369	153,928
Finished goods	3,170,357	2,419,276

	$6,739,738	$5,310,343

3. Equipment and leasehold improvements

Equipment and leasehold improvements consist of the following:

Office furniture and equipment	$474,406	$395,041
Laboratory equipment	2,241,932	1,803,165
Computer equipment	801,468	617,736
Computer software	313,165	277,764
Leasehold improvements	2,581,290	2,527,735

	6,412,261	5,621,441
Less accumulated depreciation and amortization	2,606,144	1,855,033

	$3,806,117	$3,766,408

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2002, 2001 and 2000

4. Long-term debt

Long-term debt consists of the following:	2002	2001

Term loan payable to a bank, collateralized by the Company’s intellectual property security agreement and the personal guarantees of the stockholders and Chemicon Australia. Interest is at the LIBOR rate (3.82% at December 31, 2002) and payable in monthly principal payments of $106,667, maturing July 2005	$3,306,672	$4,586,667
Term note payable to a bank, collateralized by the Company’s intellectual property security agreement and the personal guarantees of the Company’s stockholders and Chemicon Australia. Interest is at the financial institution’s prime rate plus 1% (5.25% at December 31, 2002) and payable in monthly principal payments of $33,333, maturing December 2005	1,200,000	1,600,000
Term note payable to a bank, collateralized by the Company’s intellectual property security agreement and the personal guarantees of the Company’s stockholders and Chemicon Australia. Interest is at the financial institution’s prime rate plus 1% (5.25% at December 31, 2001) and payable in monthly principal payments of $30,000, maturing August 2005	960,000	1,320,000
Capitalized lease obligations, discounted at various rates averaging approximately 10%, due in monthly installments, ranging from $701 to $2,336, maturing in years 2005 thru 2007	372,381	187,704

	5,839,053	7,694,371
Less current maturities of long-term debt	2,149,311	2,086,912

Long-term debt	$3,689,742	$5,607,459

The Company has a credit agreement with a financial institution which provides for a $2,000,000 revolving line-of-credit which expires May 31, 2004. The Company had no amounts outstanding under the agreement at December 31, 2002 and 2001 respectively. The agreement is collateralized by the Company’s intellectual property security agreement and the personal guarantees of the Company’s stockholders and Silenus. Interest is at the financial institution’s prime rate (4.25% at December 31, 2002).

(Continued)

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2002, 2001 and 2000

4. Long-term debt (continued)

The following is a schedule by year of future long-term debt payments and future minimum lease payments under capital leases, as of December 31, 2002:

		Capital Lease
Year Ending December 31,	Term Loans	Obligations	Total

2003	$2,040,000	$109,311	$2,149,311
2004	2,040,000	118,750	2,158,750
2005	1,386,671	90,631	1,477,302
2006	—	47,230	47,230
2007	—	6,460	6,460

	$5,466,671	$372,382	$5,839,053

5. Commitments and related party transactions

The Company leases certain office equipment under noncancelable operating leases, which expire through 2007. The leases require the Company to pay all taxes, maintenance and insurance during the lease term.

The Company also leases its primary facilities in Temecula, California, farm facilities in Ramona, California, one other building and office furnishings under noncancelable operating lease agreements from the stockholders of the Company. The lease agreements expire from September 2005 through March 2012. The following commitments include approximately $9,010,000 for leases with the stockholders.

At December 31, 2002, the future minimum lease payments required by these agreements are as follows:

Year Ending December 31,	Amount

2003	$1,579,149
2004	1,572,961
2005	1,489,152
2006	1,407,010
2007	1,232,696
Thereafter	3,230,459

$10,511,427

The total rental expense charged to operations for the years ended December 31, 2002, 2001 and 2000 was approximately $1,134,000, $917,000, and $708,000 respectively. Approximately $863,000, $740,000, and $558,000 was included in rental expense for the years ended December 31, 2002, 2001, and 2000, respectively in connection with related party leases.

(Continued)

CHEMICON INTERNATIONAL, INC. AND AFFILIATES

Notes to Combined Financial Statements

December 31, 2002, 2001 and 2000

5. Commitments and related party transactions (continued)

The Company is required to make minimum payments to a separate affiliate under the terms of a distribution agreement. In return, the Company obtained the rights to resell and distribute the affiliate’s molecular and immunological products. The Company paid approximately $72,000 during the years 2002, 2001, and 2000 related to this agreement, and is required to make annual minimum payments of $72,000 for the years 2001 through 2006 and $82,000 for the year 2007.

In November 1999, the Company entered into an unconditional five-year commitment whereby the Company is obligated to pay a minimum royalty of $799,700 a year through 2004. In return, the Company will obtain the rights to sell and manufacture certain monoclonal antibody products. The Company expects that the minimum royalties owed will be primarily offset by the expected additional sales generated from these products.

6. Employee benefit plans

The Company has a salary deferral 401(k) profit sharing and retirement plan for all employees who have completed 90 days of employment, 1,000 hours of service in a plan year, and are at least 21 years old. Annual contributions are limited to the maximum deductible percentage of covered employee compensation. The Company plan provides for employer matching contributions for participants who elect to make pre-tax compensation deferrals. The Company matches 50% of each participant’s elective contribution not to exceed 3% of the participant’s compensation. The 401(k) contribution expense for the years ended December 31, 2002, 2001 and 2000 was approximately $161,000, $123,000 and $32,000, respectively.

Chemicon Australia contributes approximately 8% of employee salaries into various tax-deferred investments as required by the Australian Superannuation Industry (Supervision) Act of 1993 and Regulations.

There is currently no benefit plan at the UK Company.

7. Litigation

In the second quarter of 2002, the Group became involved in a dispute with the former owners of Cymbus regarding management control of the UK Company and Cymbus which led to their dismissal from Cymbus in June 2002. An unfair dismissal complaint was submitted by the former owners as well as a claim for damages and accelerated payments related to the acquisition of Cymbus. The total amount of these claims was approximately $4,193,000. In December 2002 the parties agreed to settle these disagreements for $1,640,000. As of March 21, 2003, $240,000 remains to be paid under the settlement.